CERTIFICATIONS PURSUANT TO SECTION 906 OF
                         THE SARBANES-OXLEY ACT OF 2002

I, Lilli Gust, Principal Executive Officer of The Primary Income Funds, Inc., certify to the best of my knowledge that:

     1. The N-CSR of the registrant for the period ended December 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ Lilli Gust
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Lilli Gust
Principal Executive Officer

Date: March ___, 2006

I, Lilli Gust, Principal Financial Officer of The Primary Income Funds, Inc., certify to the best of my knowledge that:

     1. The N-CSR of the registrant for the period ended December 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ Lilli Gust
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Lilli Gust
Principal Financial Officer

Date: March ___, 2006

A signed original of this written statement required by Section 906 has been provided to The Primary Income Funds, Inc. and will be retained by The Primary Income Funds, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.